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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference, in the Registration Statements on Forms S-8 (Nos. 333-04731, 333-04733, and 333-52565) of TechTeam Global, Inc. of our report dated November 13, 2003 relating to the financial statements of Digital Support Corporation, which appears in this Current Report on Form 8-K/A of TechTeam Global, Inc., dated December 31, 2003.


/s/ ARGY, WILTSE & ROBINSON, P.C.
McLean, Virginia

March 11, 2004